Exhibit 10.10

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into and is effective as of the 26th day of November, 2024 (the “Effective Date”), by and between The Leather Factory, L.P., a Texas limited partnership (“Seller”), and Colonna Brothers, Inc., a New Jersey corporation, or its permitted assigns pursuant to Section 11.2 below (as applicable, “Purchaser”).

RECITALS

WHEREAS, Seller desires to sell the Property (as hereinafter defined) located in Tarrant County, Texas, and whose Improvements (as hereinafter defined) have street addresses of 1900 SE Loop 820 and 2300 S. Campus Ct., Fort Worth, Texas 76140, and Purchaser desires to purchase the Property;

WHEREAS, in connection with the contemplated purchase and sale of the Property, Seller and Purchaser entered into that certain Pre-Purchase Right of Entry and Due Diligence Agreement dated October 6, 2024 (the “Original Access Agreement”), as amended by that certain Amendment #1 to Pre-Purchase Right of Entry and Due Diligence Agreement dated October 29, 2024 (the “First Amendment to Access Agreement,” and together with the Original Access Agreement, the “Access Agreement”); and

WHEREAS, Seller and Purchaser, intending to be bound by this Agreement, hereby (a) set forth hereinbelow the terms, conditions and agreements under and by which Seller shall sell, and Purchaser shall purchase, the Property, and (b) acknowledge and agree that the terms, conditions and agreements set forth herein are in addition to and/or in replacement of those terms and conditions set forth in the Access Agreement regarding said sale and purchase of the Property.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as set forth below:

1.          PURCHASE AND SALE OF PROPERTY.  Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser an approximately 29.78-acre tract of land (the “Real Property”) in the City of Fort Worth, County of Tarrant, State of Texas, which is more particularly described in Exhibit 1 and depicted in Exhibit 1-A attached hereto and incorporated herein by reference, and upon which is located three (3) commercial buildings located at 1900 SE Loop 820 and 2300 S. Campus Ct., Fort Worth, Texas 76140 (collectively, the “Buildings”), together with (a) all other improvements, parking facilities and fixtures, including all mechanical, electrical, heating and air conditioning, and plumbing systems servicing the Buildings, located on the Real Property owned by Seller , and any and all of Seller’s rights, easements, licenses and privileges presently thereon or appertaining thereto (collectively, the “Improvements”); (b) all rights, titles and interests of Seller in and to any easements, hereditaments, appurtenances, development rights, and other benefits, if any, pertaining to or affecting the Real Property, and all of Seller’s rights to use rights‑of‑way, rights of ingress or egress or other interests in, on or to any land, highway, street, road or avenue, opened or proposed, in, on, across, in front of, abutting or adjoining the Real Property (collectively, the “Easements”); (c) all machinery, furniture, furnishings, equipment and personal property set forth in Schedule 1, such inventory list to be attached to this Agreement on or before Closing upon the parties’ mutual agreement as to the items of personal property included in the sale (the “Personal Property”); (d) any and all permits and any and all warranties, architectural or engineering plans and specifications and development rights that exist as of the Closing Date (as hereinafter defined) and relate to the Real Property or the Personal Property (collectively, the “Intangible Property”); and (e)  all right, title and interest of Seller under any and all of the maintenance, service, and other like contracts and agreements with respect to the ownership and operation of the Property, in each case, to the extent assignable at no cost to Seller (excluding contracts that also affect other properties owned by Seller or its affiliates) (collectively, the “Service Contracts”), subject to the terms of Section 8.2 herein; all to the extent applicable to the period from and after the Closing (as defined in Section 4 below), except as expressly set forth to the contrary in this Agreement.  Items (a) through (e) above, together with the Real Property, are collectively referred to in this Agreement as the “Property”; provided, however, the term “Property” expressly excludes all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined below), all rights to any insurance proceeds or settlements for events occurring prior to Closing (subject to the terms below), all cash on hand, checks, money orders, prepaid postage in postage meters, and accounts receivable applicable to periods on or prior to the Closing Date.

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2.          PURCHASE PRICE.  The total consideration to be paid by Purchaser to Seller for the Property is an amount equal to Twenty-Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00) (the “Purchase Price”).

2.1          Earnest Money.  The parties hereby acknowledge and agree that Purchaser has delivered or will deliver to Republic Title of Texas, 201 Main Street, Suite 1400, Fort Worth, Texas 76102, Attn: Janet Ceron (email: jceron@republictitle.com) (“Title Company”, and in its capacity as escrow agent hereunder, “Escrow Agent”) an amount equal to Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Initial Earnest Money”) pursuant to Section 1 of the Access Agreement in good funds, by certified bank or cashier’s check or by federal wire transfer. On or before the date that is the later of: (i) five (5) business days after the Effective Date, (ii) November 18, 2024, if Purchaser does not timely deliver notice to Seller of any Material Environmental Matter(s) (as more particularly described in Section 3.2 below), or (iii)  November 25, 2024, if Purchaser timely delivers notice to Seller of any Material Environmental Matter(s), Purchaser shall deposit with Escrow Agent an additional amount equal to Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Additional Earnest Money” and together with the Initial Earnest Money and any interest earned thereon, the “Earnest Money”).  The Earnest Money shall be held by Escrow Agent in an interest-bearing account subject to receipt of a form W-9 from Purchaser.  All interest earned on the Earnest Money shall be added to the principal held in the escrow and shall constitute a part of the Earnest Money.  Interest earned on the Earnest Money shall be deemed earned by Purchaser.  Except as otherwise expressly provided herein, as of the Effective Date, the Earnest Money is non-refundable upon deposit pursuant to the terms of the Access Agreement but otherwise shall still be treated as a part of the Earnest Money and credited to the Purchase Price if the transaction closes.

2.2         Independent Consideration.  Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Initial Earnest Money will be non-refundable to Purchaser and distributed to Seller upon any termination of this Agreement as Independent Consideration (the “Independent Consideration”) in cash or immediately available funds, in consideration for Seller entering into this Agreement to the exclusion of potential other purchasers and granting Purchaser the right to inspect and evaluate the Property during the Inspection Period (as defined below).  The Independent Consideration is not refundable to Purchaser under any circumstances but will be applied to the Purchase Price if Closing occurs.
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2.3          Cash Balance.  At Closing, Purchaser shall pay to Seller the Purchase Price, less the Earnest Money, plus or minus the prorations described in this Agreement (such amount, as adjusted, being referred to as the “Cash Balance”).  Purchaser shall pay the Cash Balance in good and immediately available funds through Escrow Agent.

3.          TITLE AND SURVEY.

3.1         Evidence of Title. Purchaser has caused the Title Company to deliver to Purchaser and Seller (a) a commitment dated effective September 27, 2024, issued on October 10, 2024,  GF No. 1003-403175-1-RTT (the “Title Commitment”) for an Owner’s Policy of Title Insurance on the standard form prescribed and promulgated by the Texas Department of Insurance (i.e., a Texas Land Title Association (TLTA) Form T-1 Owner’s Policy of Title Insurance) in the amount of the Purchase Price (the “Title Policy”), (b) available copies of all title exception documents referred to in the Title Commitment, in accordance with the Access Agreement, and (c) UCC search reports, both from the Secretary of State of Texas, the Secretary of State of the state of incorporation of Seller and from Tarrant County, Texas (the “UCC Searches”). Seller shall have, as part of the Due Diligence Materials (as defined below), delivered a copy of the most recent survey of the Real Property and the Improvements in Seller’s possession, if any, to Purchaser (the “Survey”).  Prior to the Effective Date, Purchaser may have, if it so elected and at its sole cost and expense, arranged for the preparation of a new survey (or an update of the existing Survey) with respect to the Property (the “Updated Survey”).

3.2         Title Review.  All items shown in Schedule B of the Title Commitment and the Survey (or Updated Survey) other than Mandatory Removal Items and Material Environmental Matters (as defined below) shall be deemed to be “Permitted Exceptions.” Pursuant to the terms of the First Amendment to Access Agreement, Purchaser shall have the right to make written objections to Seller on or before November 18, 2024 to any Material Environmental Matters, and Seller may, but shall not be obligated, to cure such Material Environmental Matters in accordance with the Access Agreement; provided, however, that it is expressly understood and agreed that Seller shall have no obligation to effect such curative matters. Failure by Seller to deliver a response to Purchaser’s timely objections to any Material Environmental Matters within the four-business day period set forth in the First Amendment to Access Agreement shall be deemed an election by Seller not to cure such matter(s). If Seller elects or is deemed to have elected not to cure any Material Environmental Matter timely objected to by Purchaser, and Purchaser elects to accept such title as Seller can deliver and proceeds to Closing in accordance with the Access Agreement, such remedy shall be without reduction of the Purchase Price and such matter or matters shall become a Permitted Exception. Purchaser’s failure to timely terminate this Agreement pursuant to its right to do so under the Access Agreement shall be deemed an election to accept title and proceed to Closing.  If Purchaser terminates the Agreement pursuant to this section, the Earnest Money will be returned to Purchaser in accordance with the Access Agreement and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination of this Agreement.  For purposes of this Agreement, a “Material Environmental Matter” means an environmental issue with the Property identified in Purchaser’s Phase II Environmental Site Assessment report that (1) was not shown on any Phase I Environmental Site Assessment report or any other materials delivered by Seller to Purchaser with the Due Diligence Items, and (2) results in a recommendation by an environmental consultant to take remedial action because of one or more recognized environmental conditions. A Material Environmental Matter expressly excludes all small risks (or matters) and business environmental risks, including, without limitation, any recommendation of an O&M Plan or like matters. Notwithstanding the foregoing, Seller shall, at or prior to Closing, (i) discharge all liens of deeds of trust and/or mortgages or other collateral financing interests, and all other monetary liens created by, under or through Seller, or assumed by Seller (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), whether voluntary or involuntary, listed in the Title Commitment or the UCC Searches (ii) discharge all mechanics’ or materialman’s liens listed in the Title Commitment or the UCC Searches that are not created by Purchaser, (iii) satisfy or otherwise eliminate to the satisfaction of the Title Company any and all judgment liens against Seller and pertaining to the Property or against the Property and are listed either in the Title Commitment or the UCC Searches, and (iv) cure and/or remove any exception or encumbrance noted on the updated Title Commitment or Updated Survey and created by, under or through Seller after the Effective Date without Purchaser’s written consent (each a “Mandatory Removal Item”), and in no event shall any Mandatory Removal Item be deemed a Permitted Exception. Purchaser may, at Purchaser’s election and at Purchaser’s sole cost and expense, have the standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements amended to read “shortages in area.”

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3.3          Supplemental Title Objections. If any update of the Title Commitment or Survey delivered to Purchaser after the Effective Date contains exceptions or items that were not set forth in the original Title Commitment or Survey or on any update thereof previously delivered to Purchaser during the Inspection Period pursuant to the terms of the Access Agreement, Purchaser may notify Seller in writing of Purchaser’s objections to any such new exceptions or new items (the “Supplemental Objections”) as contemplated by the Access Agreement.  Seller must be notified of such Supplemental Objections within two (2) business days after Purchaser’s receipt of the updated Title Commitment or Survey.  If Purchaser timely notifies Seller of any Supplemental Objections, Seller may, but has no obligation to, cure any of the Supplemental Objections.  If Seller elects to cure any of the Supplemental Objections, Seller, within two (2) business days following Seller’s receipt of notice of the Supplemental Objections (the “Seller’s Supplemental Response Period”), shall deliver to Purchaser a written notice (the “Supplemental Cure Notice”) stating which, if any, Supplemental Objections Seller elects to cure. If Seller does not deliver a Supplemental Cure Notice to Purchaser or delivers a Supplemental Cure Notice but does not agree to cure all of the Supplemental Objections and such new exceptions are Material Title Defects, then Purchaser may, as its sole right and remedy, terminate this Agreement by giving written notice thereof to Seller within one (1) business day after the end of Seller’s Supplemental Response Period (the “Supplemental Termination Period”), whereupon the Earnest Money shall be returned to Purchaser and the parties shall have no other or further obligation or liability to each other except as expressly provided in this Agreement.  In other words, notwithstanding anything to the contrary contained in the Access Agreement, Purchaser shall only have the right to terminate this Agreement pursuant to this section if the uncured new exceptions in the Supplemental Objections constitute a Material Title Defects.  In the event that Purchaser does not terminate this Agreement prior to expiration of the Supplemental Termination Period, each Supplemental Objection which Seller has not cured or committed in writing to cure at or prior to Closing shall be deemed waived by Purchaser. For the purposes hereof, a “Material Title Defect” is a matter that has a material and adverse effect on the insurable, indefeasible title to the Property.

3.4          Except for Mandatory Removal Items and any of Material Environmental Matters that Seller cures or agrees to cure on or prior to the Closing or any deeds of trust, mortgages, or other liens encumbering the Property as security for amounts owed by Seller to third parties (which Seller shall cause to be released on or prior to Closing), all exceptions to title shown by the Title Commitment, the Survey and any encumbrance arising from the acts of Purchaser shall be deemed to be Permitted Exceptions for all purposes hereunder.

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4.          CLOSING.  The payment of the Purchase Price, the transfer of title to the Property, and the consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on December 13, 2024 (such date being sometimes referred to as the “Closing Date”) through escrow at the Title Company.

4.1          Seller’s Closing Deliveries. At Closing, Seller shall execute (as necessary) and deliver to Purchaser (either through escrow or as otherwise provided below) each of the documents described below:

(a)          one original Special Warranty Deed (the “Deed”) warranting title to the Real Property against all persons claiming by, through or under Seller, but not otherwise, subject to the Permitted Exceptions in substantially the form as attached hereto as Exhibit 4.1(a);

(b)          a Bill of Sale assigning to Purchaser the Personal Property and Intangible Property in substantially the form attached hereto as Exhibit 4.1(b);

(c)          Seller’s non-foreign affidavit;

(d)          one (1) original of the Closing Statement (as defined below);

(e)          the Leases (as defined in Section 8.4) executed by Seller and countersigned by Purchaser and in substantially the forms attached hereto as Exhibits 8.4-A and 8.4-B;

(f)          a restatement of the representations and warranties set out in Section 9.1 hereof (subject to any “knowledge” qualifications set forth in Section 9.1);

(g)          possession of the Property (subject only to the Permitted Exceptions and the terms and provisions of the Leases); and

(h)          such other instruments and documents as are in Seller’s actual possession or direct control, and are reasonably appropriate, necessary and required by the Title Company or the Purchaser to complete and evidence the transactions contemplated hereby.

The Closing Statement may be signed by electronic counterparts on the Closing Date.  To the extent available, Seller shall leave all of the original Service Contracts, and all plans and specifications, contracts, licenses and permits pertaining to the Property at the premises.

4.2          Purchaser’s Closing Deliveries.  At Closing, Purchaser shall deliver or cause to be delivered to Seller (i) executed counterparts of the Closing Statement and each of the instruments described above to be executed by Purchaser, (ii) the Cash Balance described in Section 2.3 above, and (iii) such evidence of Purchaser’s power and authority as Seller or the Title Company may reasonably request.

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4.3          Closing Prorations and Adjustments.  Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the “Closing Statement”), and submit it to Purchaser and the Title Company for approval prior to the Closing.  The items listed below are to be equitably prorated or adjusted as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property through the day prior to the Closing Date and Purchaser shall be deemed the owner of the Property as of the Closing Date and thereafter.

4.3.1      Taxes.  Real estate and personal property taxes and assessments shall be prorated for the period for which such taxes and assessments are assessed, regardless of when payable, on the basis of the number of days in such period the Property will have been owned by Seller and Purchaser, respectively.  If the current tax bill is not available at Closing, then the proration shall be made on the basis of the most recent ascertainable tax bill.  Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the date of Closing, and Purchaser shall pay the taxes and assessments prior to the same becoming delinquent.  To the extent that the actual taxes and assessments for the current year, when the tax bill is received, differ from the amount apportioned at Closing, the parties shall make the appropriate adjusting payment between themselves within thirty (30) days after Purchaser presents to Seller a copy of the final tax bill and Purchaser’s calculation of the re-proration of the taxes and assessments and the appropriate back-up materials related to the calculation which Purchaser agrees to do within thirty (30) days of its receipt of the final tax bill.  If any Rollback Taxes (as defined below) are due before the Closing due to a change in use of the Property by Seller or a denial of any special use valuation of the Property before the Closing, then Seller shall pay those Rollback Taxes (including any interest and penalties) at or before the Closing. If this sale or a change in use of the Property or denial of any special use valuation of the Property after the Closing would result in the assessment after the Closing of additional taxes and interest applicable to the period of time before the Closing ("Rollback Taxes"), then Purchaser shall pay the Rollback Taxes (including any interest and penalties) if and when they are assessed, without receiving any credit from Seller.  This Section 4.3.1 will survive the Closing.

4.3.2       Utility Deposits.  Seller shall receive a credit at Closing in the amount of all refundable cash or other deposits posted with utility companies servicing the Property which are duly assigned to and assumed by Purchaser at Closing, if any.

4.3.3       Utilities.  Water, electric, telephone and all other utility and any other payments to utility companies shall be prorated.  If possible, utility prorations will be handled by final meter readings on the Closing Date.  If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.

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4.3.4      Service Contracts.  Amounts due and prepayments under the Service Contracts shall be prorated after the Closing Date in accordance with the terms of the Leases. Notwithstanding anything herein to the contrary, there shall be no proration of bonuses or lump sum payments, if any, received by Seller under Service Contracts prior to the expiration of the respective lease terms under the Leases, telephone communication agreements, or other property agreements, whether characterized as “decorating fees,” “sign-up bonuses”, “additional rents” or the like, all of which shall belong to Seller.

4.3.5      Fees Payable.  Assignable license and permit fees, and similar fees and expenses of operation shall be prorated.

If any item of income or expense set forth in this section is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available.  Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled thereto.  Seller and Purchaser hereby covenant and agree to make available to each other for review such records as are necessary to complete such reprorations.  The foregoing provisions of this section shall survive the Closing.

4.4          Reservation of Rights to Contest.  Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right (all at its sole cost and expense) to meet with governmental officials and to contest any reassessment or assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid.  Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, and Purchaser shall be entitled to the benefit of any refund of taxes applicable to any period on or after the Closing Date.

4.5          Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Seller shall pay (i) one-half of all escrow fees, (ii) the recordation costs in connection with the removal of any encumbrances or other Mandatory Removal Items, and any other title curative documents pursuant to Section 3.2, and (iii) the base or basic premium charged by the Title Company for the Title Policy in the amount of the Purchase Price; (b) Purchaser shall pay (i) the base or basic premium charged by the Title Company for the Title Policy in the amount in excess of the Purchase Price (if and to the extent applicable), (ii) all title charges in connection with any title insurance policy endorsements, mortgagee or loan policies or any reinsurance or coinsurance requested by Purchaser, (iii) the cost of recording the Deed and any loan documents, (iv) all costs incurred by Purchaser in connection with Purchaser’s due diligence investigation of the Property, (v) the cost of the Updated Survey; and (vi) one-half of all escrow fees; and (c) all other charges shall be paid by the party customarily responsible for such charges in like transactions in the City of Fort Worth, Texas.  Seller and Purchaser shall be responsible for the fees of their respective attorneys.

5.          RISK OF LOSS.

5.1          Minor Damage. In the event of loss or damage to all or a portion of the Property prior to Closing arising out of a casualty or condemnation, which loss or damage is not “major” (as defined in Section 5.3 hereof), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, upon mutual agreement of Seller and Purchaser, assigns to Purchaser at Closing all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, less costs actually incurred by Seller prior to Closing in pursuing such claim, securing the Property or making repairs, without recourse to Seller. If Seller and Purchaser do not agree to have Seller assign to Purchaser at Closing all of Seller’s right, title and interest to such claims and proceeds, then Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser (except to the extent expressly provided otherwise in the Leases).

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5.2          Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Independent Consideration shall be released to Seller, all Earnest Money will be returned to Purchaser (if any), and neither party will have any further rights or obligations hereunder except those which by their express terms survive termination. If neither Seller nor Purchaser have elected to terminate this Agreement within ten (10) days after Seller has sent Purchaser written notice of the occurrence of a major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser at Closing all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question less costs actually incurred by Seller prior to Closing in pursuing such claim, securing the Property or making repairs.  If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

5.3          Definition of “Major” Loss or Damage. For purposes of Sections 5.1 and 5.2, “major” loss or damage refers to the following: (a) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than five percent (5%) of the Purchase Price, and (b) any loss due to a condemnation which permanently and materially impairs the current use of, access to or parking for the Property.

6.         BROKERAGE.  Seller agrees to pay at and contingent upon Closing (but not otherwise) a brokerage commission due to Stream Realty (“Seller’s Broker”) for services rendered in connection with the sale and purchase of the Property pursuant to a separate written agreement with Seller’s Broker. The parties acknowledge and agree that Seller’s Broker and Cushman & Wakefield (“Purchaser’s Broker”) shall enter into a separate written agreement whereby Seller’s Broker agrees to pay Purchaser’s Broker a brokerage commission at and entirely contingent upon Closing for services rendered in connection with the sale and purchase of the Property.  Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers, agents and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.  The provisions of this section shall survive Closing or any termination of this Agreement.

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7.          DEFAULT AND REMEDIES.

7.1          Purchaser’s Remedies.  Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur due to a Seller default that remains uncured for a period of thirty (30) days following Seller’s receipt of written notice from Purchaser describing such default in reasonable detail (the parties hereby acknowledge and agree that Closing will be automatically extended to the extent reasonably necessary to accommodate such notice and cure), then, as Purchaser’s sole and exclusive remedy, Purchaser may either (a) terminate this Agreement and the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any further rights or obligations under this Agreement, or (b) upon notice to Seller not more than one (1) month after Purchaser becomes aware of such failure, and provided an action is filed within one (1) month thereafter, Purchaser may seek specific performance of this Agreement, but not damages.  Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above.  In addition, and notwithstanding anything to the contrary contained above, if Seller voluntarily sells, mortgages or otherwise disposes of the Property (or any portion thereof) to another party (i.e., other than Purchaser or its permitted assigns pursuant to the terms hereof) during the term of this Agreement, then in addition to the above‑listed remedies: (1) Purchaser, at its sole option may sue Seller for damages, and (2) Seller shall promptly reimburse Purchaser for all bona fide and verified, reasonable out-of-pocket expenses and costs incurred by Purchaser in connection with this Agreement, including (without limitation) reasonable attorneys’ fees and expenses.

7.2          Seller’s Remedies.  Purchaser and Seller acknowledge that it would be extremely impractical and difficult to ascertain the actual damages which would be suffered by Seller if Purchaser fails to consummate the purchase and sale contemplated herein for any reason other than Seller’s default hereunder in any material respect.  Purchaser and Seller have considered carefully the loss to Seller occasioned by taking the Property off the market as a consequence of the negotiation and execution of this Agreement, the expenses of Seller incurred in connection with the preparation of this Agreement and Seller’s performance hereunder, and the other damages, general and special, which Purchaser and Seller realize and recognize Seller will sustain but which Seller cannot at this time calculate with absolute certainty.  Based on all those considerations, Purchaser and Seller have agreed that the damage to Seller in such event would reasonably be expected to be equal to the sum of the Earnest Money.  Accordingly, if Purchaser defaults under the terms of this Agreement or if Closing does not occur on the Closing Date due to a Purchaser default, then Seller shall have the right to retain the Earnest Money as full and complete liquidated damages, and as its sole and exclusive remedy for Purchaser’s default hereunder. Notwithstanding the foregoing, this Section 7.2 shall not limit Seller’s rights pursuant to Purchaser’s indemnity obligations under this Agreement.

7.3          Post-Closing Remedies.  After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

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8.          CONDITIONS PRECEDENT.

8.1          Inspection Period. Pursuant to the terms of the Access Agreement, Seller has delivered or will deliver or make available to Purchaser certain due diligence materials, as more particularly described in the Access Agreement (collectively, the “Due Diligence Materials”). Moreover, pursuant to Section 2 of the Original Access Agreement and paragraph 3 of the First Amendment to Access Agreement, Purchaser had until 5:00 p.m., Fort Worth, Texas time on November 5, 2024 (the “Inspection Period”) within which to inspect the Property, obtain any necessary internal approvals to the transaction, and satisfy itself as to all matters relating to the Property, including, but not limited to, environmental, engineering, structural, financial, title and survey matters. The parties hereby acknowledge and agree that Purchaser did not terminate the Access Agreement prior to the expiration of the Inspection Period and, as such, Purchaser has waived the condition relating to Purchaser’s satisfaction as to the condition of the Property contained in the Access Agreement, subject to any Material Environmental Matters that may exist on the Property and to which Purchaser timely objects to pursuant to the terms set forth in paragraphs 1 and 2 of the First Amendment to Access Agreement. In connection with Purchaser’s inspections of the Property, Seller shall not be required to provide Purchaser access to any internal organizational information or materials of Seller or any other proprietary or confidential information.  Purchaser shall use reasonable efforts to minimize interference with Seller’s operation of the Property during its inspections, and no on-site inspection shall be undertaken without forty-eight (48) hours’ prior notice to Seller.  Seller or Seller’s representative shall have the right to be present at any or all inspections.  No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller.  Purchaser agrees not to permit any mechanic’s or materialmen’s liens or claims for such liens to attach to the Property as a result of Purchaser’s inspections. Notwithstanding anything to the contrary contained in the Access Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold Seller and its employees and agents harmless from and against any and all loss, cost, expense, liability, damage, cause of action or claim (including, without limitation, reasonable attorneys’ fees incurred in connection therewith) arising out of or resulting from Purchaser’s exercise of its rights under this Agreement, including, without limitation, its right of entry upon and inspection and testing of the Property as provided for in this section, and such indemnity shall survive the Closing and any termination of this Agreement.  Purchaser will not reveal to any third party not approved by Seller the results of its inspections or tests (unless required to do so by law), and upon Seller’s request, Purchaser agrees to provide Seller with a copy of any third-party inspection or test report, if Purchaser terminates this Agreement.

8.2          Service Contracts.  The parties hereby acknowledge and agree that Seller will continue to occupy the Property after Closing pursuant to the Leases described below and, in connection with such occupancy post-Closing, will maintain in full force and effect the Service Contracts necessary for Seller’s continued operations on the Property. To the extent Purchaser does not notify Purchaser that it elects to assume any one or all of the Service Contracts, Seller shall cause the termination any such Service Contracts on or before the end of the respective lease terms of the Leases in accordance with the terms and conditions set forth in the Leases; provided, however, Seller shall have no obligation to terminate and Purchaser must assume any and all Service Contracts that are not terminable without the payment of a penalty or premium for early termination.

8.3           No Financing Contingency. This Agreement is not subject to any financing contingency.

8.4          Leaseback of the Property. At, but conditioned upon, Closing, the parties shall enter into two (2) lease agreements substantially in the forms attached hereto as Exhibits 8.4-A and 8.4-B, respectively (the “Leases”) whereby Purchaser shall lease to Seller, and Seller shall lease from Purchaser, each of the Buildings, as well as the Real Property the Buildings are located thereon beginning as of the Closing Date. The parties hereby acknowledge and agree that Seller shall have the right to terminate either or both of the Leases for any reason upon at least thirty (30) days’ advance written notice to Purchaser.

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9.          REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1          Seller’s Representations and Warranties.  Subject to Section 9.5 below, Seller hereby represents and warrants to Purchaser as to the following matters, as of the Effective Date:

9.1.1      Organization and Authority.  Seller is duly organized and is in existence and good standing under the laws of the State of Texas.  Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

9.1.2     No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller’s organizational documents.

9.1.3      Condemnation.  To Seller’s knowledge, Seller has not received from any governmental authority any written notice of any condemnation of the Property or any part thereof.

9.1.4       Litigation.  To Seller’s knowledge, there is no pending material litigation against Seller with respect to its ownership or operation of the Property.

9.1.5      Bankruptcy.  There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws pending against Seller, or, to Seller’s knowledge, threatened against Seller or the Property.

9.1.6      Liens.  Except as set forth in the Title Commitment or the UCC Searches, to Seller’s knowledge, no bills for work completed on the Property are outstanding which create -- or, after the Closing, may create -- a mechanics lien against all or any portion of the Property that will not be satisfied on or before Closing.

9.1.7       Non-Foreign.  Seller is not a “foreign person” as that term is used in Section 1445 of the Internal Revenue Code of 1986, as amended.

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9.1.8      OFAC.  Neither Seller nor to Seller’s knowledge any beneficial owner of Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) to Seller’s knowledge is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order, or (iv) is or has engaged in any dealings or transactions, or is otherwise associated, with any Forbidden Entity.  A “Forbidden Entity” is defined as (A) the governments of Cuba, Iran, North Korea, Myanmar, Syria and Sudan (each, a “Prohibited Country”) and any of their agencies, including, but not limited to, political units and subdivisions (each, a “Prohibited Government”); and (B) any company that (1) is wholly or partially managed or controlled by a Prohibited Government, (2) is established, organized under, or whose principal place of business is in any Prohibited Country, or (3) has failed to submit an affidavit following request therefore averring that it does not own or control any property or asset in and has not and does not transact business with any Prohibited Country.  For purposes of this Section 9.1.8, a “company” is any entity whether publicly traded or privately owned capable of affecting commerce, including, but not limited to, a government, governmental agency, natural person, legal person, sole proprietorship, partnership, firm corporation, subsidiary, affiliate, franchisor, franchisee, joint venture, trade association, financial institution, utility, public franchise, provider of financial services, trust, or enterprise and any association thereof.  The foregoing does not apply to any person or entity to the extent that such person’s interest in Seller is through a US publicly traded entity.

9.2         Representations Remade.  It will be a condition to Purchaser’s obligations to consummate the Closing that all above representations and warranties of Seller be accurate in all material respects as of the Closing Date.  Seller shall promptly advise Purchaser in writing if any representation or warranty contained in Section 9.1 shall become false or misleading in any material respect prior to the Closing Date. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance which Seller has become aware of that would make any of Seller’s representations or warranties contained herein untrue or incorrect (any such disclosure being referred to as a “Pre-Closing Disclosure”).  When used herein, the term “to Seller’s knowledge” shall refer to the actual knowledge of Janet Carr and of no other person or entity and is made solely on the basis of the current, conscious, and actual, as distinguished from implied, imputed, and constructive, knowledge upon the date that such representation or warranty is made, without inquiry or investigation thereof.  So qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Janet Carr or any other officer or employee of Seller.

9.3          Covenants.  Seller hereby covenants and agrees with Purchaser as to the following matters.

9.3.1      Operations; Insurance.  Between the Effective Date and the Closing Date, Seller shall (a) operate the Property in the normal course of Seller’s business, (b) use commercially reasonable efforts to maintain the Property in the same condition as of the Effective Date, ordinary wear and tear excepted, and subject to Section 5 above, and (c) maintain all property, casualty and liability insurance on the Property maintained by Seller as of the Effective Date.

9.3.2      Other Agreements.  Between the Effective Date and the Closing Date and except as required by law or by any of the Permitted Exceptions or as otherwise permitted under this Agreement, Seller shall not become party to agreements granting an easement or right-of-way on, under or about the Property, and Seller shall not become party to any agreements granting easements or rights-of-way in favor of the Property.

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If Purchaser discovers before Closing that any of Seller’s representations, warranties, or covenants are inaccurate in any material respect or that Seller has failed to perform any of the covenants contained in this Agreement in any material respect, Purchaser shall promptly notify Seller in writing and Seller may attempt to correct or remedy such misrepresentation or default. If the misrepresentation or default is not remedied by Seller before Closing, Purchaser may, as its sole and exclusive remedy, by written notice to Seller within thirty (30) days following the notice from Purchaser to Seller of such misrepresentation or default elect to: (a) proceed to Closing, whereby any claim for such misrepresentation or default shall be deemed waived, or (b) terminate this Agreement and receive an immediate return of all of the Earnest Money, in which event the Earnest Money will be released to Seller and the parties shall have no further rights or obligations hereunder, except for those that expressly survive the termination of this Agreement. If Purchaser does not elect by written notice to Seller either of the options above, Purchaser shall be deemed to have elected option (a). Closing shall be automatically extended, as necessary, to accommodate the above-described Seller notice and cure period for any material inaccuracies regarding any of Seller’s representations, warranties, or covenants set forth herein.

9.4          Purchaser’s Representations and Warranties.  Subject to Section 9.5 below, Purchaser represents and warrants that:

9.4.1      Organization and Authority.  Purchaser is duly organized and is in existence and good standing under the laws of the State of New Jersey.  Purchaser has the power and authority under its organizational documents to perform its obligations hereunder, and all action and approvals required have been duly taken and obtained.

9.4.2      No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents.

9.4.3      No Bankruptcy  Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

9.4.4      Inspection.  By the end of the Inspection Period, Purchaser shall have inspected the Property and shall have reviewed the Service Contracts, expenses, and other matters relating to the Property and, based upon its own investigations, inspections, tests, and studies, determined whether to purchase the Property and assume Seller’s rights and obligations under the Service Contracts and otherwise with respect to the Property, fully and completely at its expense and shall have ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

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9.4.5          OFAC.  Neither Purchaser nor to Purchaser’s knowledge any beneficial owner of Purchaser: (i) is listed on OFAC, the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders; (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) to Purchaser’s knowledge, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order, or (iv) is or has engaged in any dealings or transactions, or is otherwise associated, with any Forbidden Entity.  The foregoing does not apply to any person or entity to the extent that such person’s interest in Purchaser is through a US publicly traded entity.

9.5          Survival and Limitation of Liability.  Purchaser’s right to enforce the representations and warranties set forth in Section 9.1, subject to modifications thereto as a result of any Pre-Closing Disclosure, shall survive the Closing for a period of one (1) year from the date of Closing, but only as to claims of which Purchaser notifies Seller in writing no later than forty-five (45) days following the expiration of such 1-year period, and not otherwise. Notwithstanding anything in this Agreement to the contrary, the liability of Seller arising under or in connection with Seller’s covenants, representations and warranties contained in this Agreement, and any other agreements of Seller which are expressly provided in this Agreement to survive Closing, is limited to an aggregate of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Seller shall not be liable for any claim hereunder unless, until, and only if such claim exceeds an aggregate amount equal to at least Twenty-Five Thousand and No/100 Dollars ($25,000.00).

10.        DISCLAIMERS AND WAIVERS.

10.1        No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby including, without limitation, the Due Diligence Materials delivered or made available by Seller to Purchaser.  Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.  Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any Due Diligence Materials, data, information, environmental studies or other reports with respect to the Property which is delivered by Seller to Purchaser (the “Deliveries”) shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather shall rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

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10.2       DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT CLOSING PURSUANT TO SECTIONS 4.1 AND 4.2 HEREOF (the “Closing Documents”), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE  SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DELIVERIES OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND THE CLOSING DOCUMENTS.  PURCHASER HAS NOT RELIED AND SHALL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, THE DELIVERIES) MADE OR FURNISHED BY SELLER OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR SHALL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND SHALL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE TEXAS ARCHITECTURAL BARRIERS ACT, OR ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

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10.3        Waiver and Release.  As a material inducement to Seller to enter into the Agreement, and with the exception of those remedies expressly provided in this Agreement with respect to a breach by Seller of its express representations and warranties set forth herein, effective as of the Closing, Purchaser, for itself and on behalf of its successors and assigns, hereby  irrevocably and unconditionally waives, releases, acquits, compromises with and forever discharges the Seller and each of the Seller’s predecessors, successors, assigns, agents, partners, directors, officers, employees, insurance companies, representatives, attorneys, divisions, subsidiaries, affiliates (and partners, agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively “Released Parties”), from and for all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising in connection with the Property, whether prior to or after the Closing, including, but not limited to claims under any federal, state or local laws, including, without limitation, Environmental Laws (as defined below), which Purchaser now has, owns or holds, or claims to have, own or hold, or claimed to have, own or hold against any of the Released Parties.  As used herein, the term “Environmental Laws” means any federal, state or local statute, law, rule, regulation, ordinance or code in effect and applicable to the Property on the Effective Date, and any judicial or administrative order, consent decree, judgment or directive in effect and applicable to the Property on the Effective Date, relating to the protection of environment or natural resources, or hazardous materials, including without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et. seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§ 9601 et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§ 2601 et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et. seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§ 1801 et. seq., the Federal Clean Air Act, 42 U.S.C. § 7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq, and the regulations promulgated pursuant thereto.  The provisions of this section shall survive the Closing, but shall be subject to the terms and provisions of the Leases.

10.4        Survival.  The provisions of this Article 10 shall survive Closing or any termination of this Agreement.

11.         MISCELLANEOUS.

11.1        Entire Agreement.  All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.

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11.2       Assignment.  Except as provided in Section 11.10 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Seller’s consent; provided, however, that no such consent shall be required with respect to Purchaser’s assignment to an entity owned and controlled by or under common control with Purchaser as long as Purchaser has provided written notice to Seller of such assignment at least five (5) days prior to the Closing Date; and provided further that upon any such assignment permitted hereunder, the Purchaser named herein shall remain liable to Seller for the performance of “Purchaser’s” obligations hereunder.

11.3        Modifications.  This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

11.4        Time of Essence.  Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

11.5         Governing Law and Venue.  This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Property is located and the venue of any legal action filed in connection herewith shall be in Fort Worth, Tarrant County, Texas.

11.6       Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement shall be in writing and given by (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) e-mail transmission (with no accompanying “delivery failure” notice), and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next business day, if delivered by a reputable express overnight delivery service; (iii) the third (3rd) business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) the date of transmission, if delivered by e-mail pursuant to the requirements of Section 11.6(d) above. Notices shall be provided to the parties and addresses specified below:

If to Seller:

The Leather Factory, L.P.
1900 SE Loop 820
Fort Worth, Texas 76140
Attention:          Daniel Ross
Telephone:         817-457-7908
Email:   Daniel.Ross@tandyleather.com

With a copy to:

Bourland, Wall & Wenzel, P.C.
301 Commerce Street, Suite 2500
Fort Worth, Texas 76102
Attention:           Sadie Harrison-Fincher, Esq.
Telephone:         (817) 877-1088
Email:                sharrisonfincher@bwwlaw.com

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If to Purchaser:

Colonna Brothers, Inc.
4102 Bergen Turnpike
North Bergen, New Jersey  07047-2510
Attention:          Dylan Tighe, Chief Operating Officer
Telephone:        (908) 642-5992
Email:               dylantighe@colonnabrothers.com

With a copy to:

Fox Rothschild LLP
Saint Ann Court
2501 N. Harwood Street, Suite 1800
Dallas, Texas  75201
Attention:          Christopher I. Clark, Esq.
Telephone:        (214) 231-5748
Email:               ciclark@foxrothschild.com

11.7        Confidentiality.  Prior to Closing, Seller and Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to the other party or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this section, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.  The provisions of this section shall survive Closing or any termination of this Agreement.

11.8        Reports. If for any reason Purchaser does not consummate the Closing, then Purchaser shall assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents (each, a “Report”), and shall deliver to Seller copies of all of the foregoing; provided, however, that Purchaser shall not have an obligation to assign its right, title, and interest in any Report to the extent (i) assignment is not permitted by the preparer of such Report, or (ii) a transfer fee or other similar fee is required to be paid in connection with the assignment and Seller does not agree in writing to pay such transfer fee or other similar fee charged by the preparer of a Report in connection with such assignment (if any).

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11.9        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.  Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

11.10      Reporting Person.  Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045‑4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.  In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

11.11      Section 1031 Exchange.  Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense.  The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange.  If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party.  The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property.  The provisions of this section shall survive the Closing.

11.12      Press Releases.  The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except as required by law or upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld or delayed by either party).

11.13      Multiple Counterparts/Electronic Transmission.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  To facilitate execution of this Agreement (and/or any amendments hereof or modifications hereto), the parties may execute and exchange facsimile or scanned electronic (e.g., so-called “PDF” or “portable document format”) counterparts of the signature pages.  A facsimile or electronic (e.g., so-called “PDF” or “portable document format”) copy of this Agreement (or any amendments hereof or modifications hereto) shall constitute and be deemed to be an original.

11.14       Construction.  This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

11.15     Attorneys’ Fees.  In the event of litigation between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.

PURCHASE AND SALE AGREEMENT - PAGE 19

11.16       Conflicting Terms. The terms of this Agreement shall control over any conflicts between the terms hereof and the terms of the Access Agreement.

11.17      Further Acts.  In addition to the acts recited in this Agreement to be performed by Seller and Purchaser, Seller and Purchaser agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

11.18       Exhibits.  All references to Exhibits contained herein are references to Exhibits attached hereto, all of which are made a part hereof for all purposes the same as if set forth herein verbatim, it being expressly understood that if any Exhibit attached hereto which is to be executed and delivered at Closing contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained herein and as contemplated herein prior to or at the time of execution and delivery thereof.

[SIGNATURES ON FOLLOWING PAGE]

PURCHASE AND SALE AGREEMENT - PAGE 20

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first above written.

SELLER:	The Leather Factory, L.P.,
a Texas limited partnership

	By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

PURCHASER:	Colonna Brothers, Inc.,
a New Jersey corporation

By:
Dylan Tighe, Chief Operating Officer

PURCHASE AND SALE AGREEMENT - PAGE 21

LIST OF EXHIBITS:

1	Legal Description
1-A	Depiction of the Property
4.1(a)	Form of Special Warranty Deed
4.1(b)	Form of Bill of Sale
8.4-A	Form of Main Building and Auxiliary Warehouse Lease
8.4-B	Form of Retail Building Lease

Schedule 1 – Personal Property Inventory

PURCHASE AND SALE AGREEMENT - PAGE 22

EXHIBIT 1
LEGAL DESCRIPTION

TRACT I

Being Block 1 of Campus Industrial Park, an addition to the City of Fort Worth, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-49, Page 61 of the Real Property Records of Tarrant County, Texas.

TRACT II

BEING a 5.9500 acre (259,181 square foot) tract of land situated in the Samuel Woody Survey, Abstract No. 1638, City of Fort Worth, Tarrant County, Texas; said tract being that tract of land described in Special Warranty Deed to The Leather Factory, L.P. recorded in Instrument Number D207267563 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows;

BEGINNING at a 5/8” iron rod found in the northeast line of that tract of land described in Deed to Texas Electric Service Company recorded in Volume 2574, Page 545 of the Deed Records of Tarrant County, Texas, said point being the south corner of Block 1 of Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-49, Page 61 of the Plat Records of Tarrant County, Texas;

THENCE North 27°38'01” East, along the southeast line of said Block 1, a distance of 697.28 feet to a 5/8” iron rod found for corner, said point being the west corner of Lot 1, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-92, Page 6 of said Plat Records;

THENCE South 62°20'18” East, along the southwest line of said Lot 1, Block 1, a distance of 329.88 feet to a 5/8” iron rod with cap stamped “KHA” set for corner; said point being in the northeast line of Lot 2, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Instrument Number D223091702 of said Official Public Records;

THENCE South 27°38'01” West, along the said northeast line of Lot 2, Block 1 a distance of 780.11 feet to a 5/8” iron rod found for corner in the north terminus of South Campus Court (a 60-foot wide right-of-way); said point also being the beginning of a non-tangent curve to the left with a radius of 60.00 feet, a central angle of 158°06'00”, and a chord bearing and distance of South 50°41'18” West, 117.82 feet;

THENCE in a southwesterly direction, along the said north terminus of South Campus Court and with said non-tangent curve to the left, an arc distance of 165.56 feet to a 5/8” iron rod with cap stamped “KHA” set for corner in the said northeast line of the Texas Electric Service Company tract;

THENCE North 28°21'56” West, along the said northeast line of the Texas Electric Service Company tract, a distance of 342.26 feet to the POINT OF BEGINNING and containing 259,181 square feet or 5.9500 acres of land, more or less.

SHORT-TERM LEASE AGREEMENT – Page 23

EXHIBIT 1
DEPICTION OF PROPERTY

SHORT-TERM LEASE AGREEMENT – Page 24

EXHIBIT 4.1(a)
FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

The Leather Factory, L.P., a Texas limited partnership (“Grantor”), whose address is 1900 SE Loop 820, Fort Worth, Texas 76140, for and in consideration of the Sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto ________________________, a ___________________ (“Grantee”), having an address c/o _____________, _____________, ______________, the real property located in Tarrant County, Texas, which is more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes (the “Land”), together with all right, title and interest of Grantor in and to: (i) all and singular, all rights, benefits, privileges, easements, tenements, and appurtenances thereon and pertaining to the Land, including, without limitation, any right, title and interest of Grantor in and to adjacent public roadways or public alleys, rights of ingress and egress and any reversionary interests thereto, (ii) all strips and gores between the Land and abutting properties, (iii) any and all improvements and buildings located on such Land (the “Improvements”), (iv) all rights in and to easements, air rights, and water rights pertaining to the Land, (v) any and all fixtures affixed or attached to the Land or the Improvements (collectively, the “Property”).

This Special Warranty Deed (this “Deed”) is made and accepted subject to only to the matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference (said matters being referred to herein collectively as the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Encumbrances.

Ad valorem taxes for the year of this Deed have been prorated; accordingly, by its acceptance of this Deed, Grantee assumes responsibility to pay all ad valorem taxes on the Property for such year and all subsequent years.

Executed to be effective _______________, 2024.

[Signature on following page]

SHORT-TERM LEASE AGREEMENT – Page 25

Grantor:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

THE STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on _______________, 2024, by _______________, ________________, in his/her capacity as ____________ of The Leather Factory Inc., a Nevada corporation, in its capacity as General Partner of The Leather Factory, L.P., a Texas limited partnership, on behalf of said corporation and limited partnership.

Notary Public, State of Texas

After Recording, Please Return To:
Bourland, Wall & Wenzel, P.C.
301 Commerce Street, Suite 2500
Fort Worth, Texas 76102
Attn: Sadie Harrison-Fincher

SHORT-TERM LEASE AGREEMENT – Page 26

EXHIBIT 4.1(b)
FORM OF BILL OF SALE

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Leather Factory, L.P., a Texas limited partnership (the “Seller”), hereby conveys to          , a           (the “Purchaser”), all of Seller’s right, title and interest in and to: (i) all furniture, furnishings, fixtures, equipment, and other tangible personal property owned by Seller and listed in the inventory attached hereto as Schedule 1 (the “Personal Property”) and that is located at that certain real property located at 1900 SE Loop 820 and 2300 S. Campus Ct., Fort Worth, Texas (the “Real Property”) and used solely in connection with said Real Property; and (ii) to the extent any of the following exists and is assignable, any and all as-built drawings, engineering studies, site plans, renderings, specifications, floor plans, water, wastewater, and other utility rights, certificates of occupancy, claims, warranties, guarantees, sureties, and all other rights related to the ownership, development, construction, design, or use of the Real Property.

The “Personal Property” expressly excludes all rights with respect to any refund of taxes applicable to any period prior to the date hereof, all rights to any insurance proceeds or settlements for events occurring prior to the date hereof, and all cash on hand, checks, money orders, prepaid postage in postage meters, and accounts receivable applicable to periods on or prior to the date hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including but not limited to any warranty of:  title; merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects.  Purchaser accepts the Personal Property on an “AS IS, WHERE IS, WITH ALL FAULTS” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of ____________, 2024.

[Signature on following page]

SHORT-TERM LEASE AGREEMENT – Page 27

SELLER:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

PURCHASER:,

By:

Name:

Title:

SHORT-TERM LEASE AGREEMENT – Page 28

SCHEDULE 1
PERSONAL PROPERTY INVENTORY

[To be attached by Seller at Closing.]

SHORT-TERM LEASE AGREEMENT – Page 29

EXHIBIT 8.4-A
FORM OF MAIN BUILDING AND AUXILIARY WAREHOUSE LEASE

SHORT-TERM LEASE AGREEMENT

This Short-Term Lease Agreement (this “Lease”) is made and entered into effective as of the Closing Date (as such term is defined in Section 4 of the PSA (as defined below)) (the “Effective Date”), by and between COLONNA BROTHERS, INC., a New Jersey corporation (“LESSOR”), and THE LEATHER FACTORY, L.P., a Texas limited partnership (“LESSEE”).  “PSA” is defined herein as that certain Purchase and Sale Agreement dated November 26, 2024, entered into by and between LESSEE, as Seller, and LESSOR, as Purchaser, relating to Lessor’s purchase of (among other things) the Building (as hereinafter defined).

1.          PREMISES.

(a)         LESSOR hereby leases to LESSEE and LESSEE leases from LESSOR, for the Term and upon the terms and conditions hereinafter set forth, those two (2) certain buildings, one (1) such building being intended for use as the main headquarters for LESSEE’s (and its affiliates’) business operations and containing up to approximately 190,000  square feet of space (outlined in yellow in the depiction of the Property (as defined below) attached hereto as Schedule “A”  and incorporated herein for all purposes) (the “Main Building”), and the other such building being intended for use as factory and warehouse storage space for LESSEE’s business operations and containing up to approximately 15,000 square feet of space (outlined in orange and south of the Main Building in the depiction attached as Schedule “A”) (the “Warehouse Building” and together with the Main Building, the “Buildings”) located on the real property having an address of 1900 SE Loop 820, Fort Worth, Texas and being more particularly described on  Schedule “B” attached hereto and incorporated herein for all purposes (the “Property” and together with the Buildings, the “Premises”), together with the right to use all common areas, adjoining parking areas, driveways, sidewalks, roads, alleys and means of ingress and egress that are a part of or located on the Property. LESSEE acknowledges to LESSOR that LESSEE has inspected the Premises and does acknowledge to LESSOR that that (i) LESSEE has previously (i.e., prior to the Term) and continuously occupied the Premises, (ii) the Premises are suitable for LESSEE’s needs and (iii) LESSEE does accept such Premises in “AS IS, WHERE IS” condition without warranty, expressed or implied, as to the condition or suitability of same by LESSOR.

SHORT-TERM LEASE AGREEMENT – Page 30

(b)        The parties hereto acknowledge and agree that the Premises under this Lease is being used as a transition space for LESSEE until such time LESSEE is able to vacate the Buildings. Accordingly, the parties intend that the area of the Premises in the Main Building leased by LESSEE hereunder shall be reduced in increments according to the following schedule:

Adjustment Date	Relinquished Space	Adjusted Square Footage of the Main Building
No later than July 1, 2025	20,000 square feet (more or less) comprising of the factory area	170,000 square feet

SHORT-TERM LEASE AGREEMENT – Page 31

On the Adjustment Date, (i) the 20,000 square foot portion of the Main Building described above and shown outlined and shaded in orange on Schedule “C” attached hereto and incorporated herein by reference that was removed from the Premises hereunder and relinquished to LESSOR (such portion, a “Relinquished Space”) shall be fully vacated by LESSEE and relinquished to the LESSOR free from occupancy of LESSEE, broom clean, in good condition and repair and in the condition existing on the Effective Date hereof (excepting only ordinary wear and tear), (ii) the Premises hereunder shall be deemed to be automatically amended such that it is reduced by the Relinquished Space, and LESSEE shall accept and continue to lease and occupy the balance of the Premises in its “AS IS, WHERE IS” condition without warranty, expressed or implied, and without relying upon any as to the condition of same by LESSOR, and (iii) the Base Rent (as defined below) will be reduced to $99,268.00 per month for the remainder of the Term in consideration of LESSEE surrendering the Relinquished Space to Landlord.

2.          TERM.  The term of this Lease shall commence on the Effective Date and shall continue for the period ending at 5:00 p.m. Central time on September 30, 2025 (such period, the “Term”), unless sooner terminated as hereinafter provided. If the Effective Date does not occur on the first (1st) day of a calendar month, then the first month during the Term shall be extended to end on the last day of the first (1st) full calendar month following the Effective Date.

3.         RENT.  Subject to the rental adjustment described in Section 1(b) above, LESSEE covenants and agrees to pay LESSOR in advance on the first day of each month during the Term as base rent an amount equal to One Hundred Ten Thousand and No/100 Dollars ($110,000.00) per month (the “Base Rent”) at LESSOR’s address provided below in Section 22 (unless such payment address is changed by written notice from LESSOR). Except as otherwise expressly provided herein, LESSEE shall pay the NNN Obligations defined below directly to the appropriate party as and when the same become due and payable.

SHORT-TERM LEASE AGREEMENT – Page 32

4.          TRIPLE NET LEASE.  This Lease is a “Triple Net Lease” with LESSEE being responsible during the Term for paying directly the appropriate parties all costs and expenses (as they become due and payable) incurred with respect to, and associated with the Premises and the business operated by LESSEE thereon and therein, including, without limitation, all real estate taxes (but expressly excluding all of LESSOR’s income taxes, transfer taxes, franchise taxes, and other taxes based on income which are LESSOR’s responsibility to pay), insurance as required by Sections 10 and 12 below, utilities consumed by LESSEE, all fees and assessments of any type required to be paid by LESSEE by parties other than LESSOR as provided herein regardless of whether such fees or assessments relate to use or occupation of the Premises or LESSEE’s business operations thereon, and all maintenance, repairs, and replacements required of LESSEE as provided in Section 7 below (“NNN Obligations”).  For the avoidance of doubt, the NNN Obligations shall not include the costs of any structural alterations to the Buildings or any capital improvements to the Property to the extent such costs are LESSOR’s responsibility to pay pursuant to Section 7 below.

5.          EARLY TERMINATION.  The parties hereby acknowledge and agree that LESSEE may terminate this Lease prior to the expiration of the Term at any time and for any reason upon providing LESSOR with not less than ninety (90) days’ advance written notice of LESSEE’s intent to terminate the Lease. In the event LESSEE exercises its right to terminate this Lease prior to the expiration of the Term pursuant to this Section 5, LESSEE shall not be required to pay LESSOR any early termination fee or any other similar penalties, charges, or fees in connection with such early termination of this Lease; provided, that LESSEE shall continue to responsible for all Base Rent, NNN Obligations and other expenses due under this Lease through and including the date of termination.

6.           USE.  The Premises may be used for general office, and distribution and manufacturing purposes, and ancillary uses related thereto, all substantially as currently conducted on the Effective Date of this Lease, unless the LESSOR shall give LESSEE prior written consent (in LESSOR’s sole and absolute discretion) for an additional and/or different use(s).  LESSEE and its employees, contractors, and customers may use the parking areas on the Property as reasonably contemplated with LESSEE’s use of the Premises.

SHORT-TERM LEASE AGREEMENT – Page 33

7.          MAINTENANCE.  LESSEE agrees, at LESSEE’s sole cost and expense, to maintain in good repair all of the interior portions of the Buildings, provided, however, that LESSEE shall not be responsible for the replacement (as compared to general maintenance) of the heating and air conditioning (“HVAC”) system(s) servicing all or any portion of the Buildings, such replacement being LESSOR’s responsibility.  The LESSOR shall, at LESSOR’s sole cost and expense, be responsible for the maintenance, repair and replacement of the common areas of and the utility systems servicing the Property, the roof, structural elements of the Buildings, as well as the replacement of all HVAC and other mechanical, electrical, and plumbing systems servicing all or any portion of the Buildings. Notwithstanding the foregoing, if any maintenance, repair or replacement is necessitated by an act, omission or the negligence of LESSEE, its agents, employees, invitees or those for whom LESSEE is responsible, such maintenance, repair or replacement shall be promptly performed and completed at the sole cost and expense of LESSEE.

8.          ALTERATIONS, ADDITIONS, OR IMPROVEMENTS.  LESSEE shall not have the right to make any alterations, additions, and improvements to the Premises without the prior written consent of LESSOR. All alterations, additions, and improvements (other than LESSEE’s moveable furniture, trade fixtures, inventory, and equipment) which may be made or installed by either party upon the Premises shall remain upon and be surrendered with the Premises and become the property of LESSOR at the termination of this Lease.  Upon termination of this Lease, LESSEE shall leave in the Main Building certain computer equipment and other items described on Schedule “D”.  Such items will become the property of LESSOR at such time; LESSEE makes no warranties to LESSOR regarding the functioning or continued operations of any such items.

SHORT-TERM LEASE AGREEMENT – Page 34

9.          CASUALTY DAMAGE.

(a)        If the Premises are rendered substantially unfit for LESSEE’s occupancy or use contemplated herein by any casualty or peril insured against in a standard fire and extended coverage insurance policy (such a casualty or peril being hereinafter referred to as an “insurable casualty or peril”) or if the Premises are rendered substantially unfit for LESSEE’s occupancy or use contemplated herein by a casualty or peril that is not insured against by LESSEE’s hazard insurance, either LESSOR or LESSEE may elect to either terminate the Lease effective as of the date of the occurrence of the casualty or peril. If neither party elects to terminate the Lease within thirty (30) days following the occurrence, LESSOR shall repair or replace the Premises at a cost not to exceed the cash funds received by LESSOR as insurance proceeds or otherwise made available for such purpose to LESSEE out of the hazard insurance proceeds, LESSEE hereby agreeing to promptly pay over to LESSOR upon receipt any and all insurance proceeds received by LESSEE for such occurrence allocable to the Warehouse Building and/or the Main Building and any other improvements on the Property and not any proceeds allocable to LESSEE’s personal property, furniture, trade fixtures, and equipment on the Property.

(b)        If said insurable casualty or peril occurs on the Premises and the Premises are not thereby rendered substantially unfit for the occupancy or use herein contemplated, LESSOR shall promptly and diligently restore the Premises, at LESSOR’s expense, at a cost not to exceed the cash funds received by LESSOR as insurance proceeds or otherwise made available by LESSEE to LESSOR for such purpose to the LESSOR out of the hazard insurance proceeds, to the condition of the Premises existing prior to the occurrence of the insured casualty or peril, LESSEE hereby agreeing to promptly pay over to LESSOR upon receipt any and all insurance proceeds received by LESSEE for such occurrence allocable to the Premises and any other improvements on the Property.

SHORT-TERM LEASE AGREEMENT – Page 35

10.         INSURANCE.

(a)        LESSEE shall at all times during the Term of this Lease maintain a policy or policies of insurance insuring the Buildings against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value. In addition, LESSEE shall, at its own expense, at all times during the Term of this Lease maintain a policy or policies of insurance insuring all of LESSEE’s property at the Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value thereof.   LESSEE accepts responsibility for keeping the Buildings and all personal property and equipment in the Premises adequately insured.  LESSOR will not be liable to LESSEE, its employees, agents, licensees, invitees or insurers for bodily injury, death or property damage occasioned by the acts or omissions of any other lessee of the Buildings or of other lessee, agents, employees, licensees, or invitees within the Buildings. Further, LESSOR will not be liable to LESSEE for any property damage, bodily injury or inconvenience caused by the condition, maintenance, repair or alteration of the Buildings, or the failure to provide maintenance or repairs, except the extent caused by LESSOR’s material breach of the terms of this Lease or LESSOR’s negligence or willful misconduct.  LESSOR shall be named an additional insured and LESSEE shall provide LESSOR with proof of coverage (i.e., a certificate of such insurance and/or a copy(ies) of the applicable policy(ies)) within ten (10) days of receiving a written request for the same from LESSOR.

SHORT-TERM LEASE AGREEMENT – Page 36

11.         INSURANCE HAZARDS.  LESSEE shall not use, or permit the use of, the Premises in any manner that will cause a cancellation of, or an increase in, the existing rates for fire, liability, or other insurance policies insuring the Premises or any improvements on the Premises, or insuring LESSOR for any liability in connection with ownership of the Premises.

12.        LIABILITY INSURANCE; WAIVER OF SUBROGATION.  LESSEE agrees, at LESSEE’s expense, to maintain in force continuously throughout the Term of this Lease and any extension hereof, a commercial liability insurance policy (including blanket contractual liability coverage), which shall cover any claims for bodily injury, death and/or property damage occurring in or resulting from any occurrence in or about the Premises, including injury, death and/or damage caused by the condition of or any defect in the Premises, with limits of not less than $1,000,000 per occurrence and a $2,000,000 yearly aggregate.  LESSOR shall be named an additional insured and LESSEE shall provide LESSOR with proof of coverage within ten (10) days of receiving a written request for the same from LESSOR.

All insurance required and maintained by LESSEE pursuant to this Lease (including Sections 10 and 12) shall be with deductibles of no more than $10,000, with policy limits and with insurers reasonably acceptable to LESSOR.  The amounts of the insurance will not limit LESSEE's liability or relieve LESSEE of any obligation under this Lease. The policies must contain cross-liability endorsements and must insure LESSEE's performance of the indemnity provisions of this Lease. The policies must contain a provision that prohibits cancellation or modification of the policy except upon 30 days' prior written notice to LESSOR.  If LESSEE fails to maintain the policy, LESSOR may elect to maintain the insurance at LESSEE's expense.

SHORT-TERM LEASE AGREEMENT – Page 37

Each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), each party agrees to immediately give to each insurance company that has issued an insurance policy to such party written notice of the terms of such mutual waivers, and to cause the policies to be endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

13.        COMPLIANCE WITH LAWS.  LESSEE will promptly comply with all applicable laws, ordinances and regulations of Federal, State, County, Municipal or other lawful authorities pertaining to the use and occupancy of the Premises, except that LESSEE shall not be responsible for any structural alterations to the Buildings or any other capital improvements to the Property necessary to bring the Premises into compliance with applicable law, including any building or fire codes, unless due to LESSEE’s use of or alterations or improvements to the Premises.  LESSEE shall procure at its sole expense any permits and licenses required for the transaction of business on the Premises.

14.        ASSIGNMENT AND SUBLETTING.  LESSEE shall not have the right to assign or sublease the whole or any part of the Premises other than to an affiliate of LESSEE without the prior written consent of LESSOR, which consent may be withheld in LESSOR’S sole discretion.  No assignment or subletting shall release LESSEE from its obligations hereunder.

SHORT-TERM LEASE AGREEMENT – Page 38

15.        EMINENT DOMAIN.  If all of the Premises is taken under the power of eminent domain or conveyed under threat of condemnation proceedings, or if only a part of such Premises is so taken or conveyed and LESSEE shall determine that the remainder is inadequate or unsatisfactory for its purposes, then, in either event, this Lease shall terminate effective as of the date LESSEE is required to give up the right to occupy or use any part of the Premises.

16.        ATTORNEY’S FEES.  If suit is brought to enforce any covenant of this Lease or for the breach of any covenant or condition herein contained, the parties hereto agree that the losing party shall pay to the prevailing party its reasonable attorneys’ fees and expenses, which shall be fixed by the court, and court costs.

17.        SIGNS.  LESSEE shall not place any signs at, on or about the Premises, without obtaining the prior written consent of LESSOR. For the avoidance of doubt, all existing signage located on or about the Premises as of the Effective Date shall be deemed approved by LESSOR.

18.        DEFAULT.  In the event LESSEE shall fail to perform any of the terms or provisions of this Lease, LESSOR shall promptly so notify LESSEE in writing.  If LESSEE shall fail to cure a failure to pay Base Rent, NNN Expenses or any other amount due and owing under this Lease to the appropriate party, and such failure continues for ten (10) days after LESSEE’s receipt of such notice from LESSOR, then LESSOR may terminate this Lease upon written notice to LESSEE, in addition to any and all other rights LESSOR may have hereunder, at law and/or in equity.  If LESSEE shall fail to cure a failure to perform an obligation or covenant under this Lease other than to pay Base Rent, NNN Expenses or any other amount due and owing under this Lease, and such failure continues for thirty (30) days after LESSEE’s receipt of such notice from LESSOR, then LESSOR may cure such failure and such expense shall be due and payable by LESSEE within ten (10) days of LESSEE receiving written demand for payment and LESSOR may terminate this Lease upon written notice to LESSEE, in addition to any and all other rights LESSOR may have hereunder, at law and/or in equity.

SHORT-TERM LEASE AGREEMENT – Page 39

19.         QUIET ENJOYMENT.  LESSEE, upon performing the covenants and agreements of this Lease, shall have quiet possession of the Premises during the Term thereof.

20.        HOLD HARMLESS.  LESSOR shall not be liable to LESSEE or LESSEE’s employees, patrons, or visitors for any damage to person or property caused by any action, omission or negligence of LESSEE, its servants or employees, and LESSEE agrees to indemnify and hold LESSOR harmless from all claims for any such damage, except claims arising out of LESSOR’s negligence or misconduct. LESSEE shall not be liable to LESSOR or LESSOR’s employees, patrons, or visitors for any damage to person or property caused by LESSOR’s material breach of the terms of this Lease or the negligence or misconduct of LESSOR, its servants or employees and LESSOR agrees to hold LESSEE harmless from all claims for any such damage, except claims arising out of LESSEE’s (or its agents’ or employees’) acts or omissions (including negligence or willful misconduct).

21.         SUBORDINATION.  LESSEE hereby agrees that its leasehold interest hereunder is subordinate to any mortgages now on, or hereafter to be placed on, the Premises leased hereunder. This subordination shall be self-operative and no further instrument or certificate of subordination shall be required by LESSEE.

22.        NOTICES. All notices, requests, approvals, consents, and other communications required or permitted hereunder (“Notices”) must be in writing and are effective: (a) on the business day sent, if sent by e-mail, and the sender receives evidence of sending, via copy of the message in its “sent” file or other similar electronic storage; and (b) on the date received or rejected if deposited with a nationally recognized overnight courier service. In each instance, the Notice must be addressed to LESSOR or LESSEE, as the case may be, at the following addresses:

SHORT-TERM LEASE AGREEMENT – Page 40

LESSEE:
The Leather Factory, L.P.
1900 SE Loop 820
Fort Worth, Texas 76140
Attention: General Counsel
Email:              daniel.ross@tandyleather.com     and
leaseadmin@tandyleather.com

With a copy to:

Bourland, Wall & Wenzel, P.C.
301 Commerce Street, Suite 2500
Fort Worth, Texas 76102-4125
Attention: Sadie Harrison-Fincher, Esq.
Email: sharrisonfincher@bwwlaw.com

LESSOR:

Colonna Brothers, Inc.
4102 Bergen Turnpike
North Bergen, New Jersey  07047-2510
Attention: Dylan Tighe, Chief Operating Officer
Email: dylantighe@colonnabrothers.com

With a copy to:

Fox Rothschild LLP
Saint Ann Court
2501 N. Harwood Street, Suite 1800
Dallas, Texas  75201
Attention: Christopher I. Clark, Esq.
Email: ciclark@foxrothschild.com

23.        RELOCATION.

LESSOR shall have no right to relocate LESSEE from the Premises at any time during the Term of this Lease.

SHORT-TERM LEASE AGREEMENT – Page 41

24.        HOLDING OVER

In the event of holding over by LESSEE in any portion of the Premises after the expiration or termination of this Lease, such continued occupancy of the Premises by LESSEE shall be a tenancy at sufferance and shall be subject to all of the terms and provisions of this Lease, except that LESSEE shall pay LESSOR 150% of the Base Rent amount that would have been payable by LESSEE had the holdover period been a part of the original Term of this Lease on the first day of each month during the period of such holdover, plus 100% of all additional rents and other sums owed by LESSEE to LESSOR pursuant to the terms hereof.  Additionally LESSEE shall be liable to LESSOR for any damage caused to LESSOR by such holdover.  LESSEE agrees to vacate and deliver the Premises to LESSOR upon LESSEE’s receipt of notice from LESSOR to vacate following the expiration or termination of the Lease. The rent payable during the holdover period shall be payable to LESSOR on demand. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this Lease except as otherwise expressly provided.

25.        SERVICE CONTRACTS. The parties hereby acknowledge and agree that, prior to the Effective Date, LESSEE occupied the Property as the owner of such Property and entered into certain maintenance, service, and other like contracts and agreements in connection with LESSEE’s occupancy, use, and ownership of the Property (collectively, the “Service Contracts”). LESSEE may cause any or all such Service Contracts to continue in full force and effect during the Term of this Lease. Upon the earlier expiration or termination of this Lease, LESSEE shall deliver to LESSOR written notices to vendors under all Service Contracts terminating such Service Contracts; provided, however, that any Service Contracts that LESSOR notifies LESSEE in writing no later than fifteen (15) days prior to the expiration of Term of this Lease that LESSOR elects assume and are assignable at no cost to LESSEE (such Service Contracts, the “Assignable Service Contracts”) shall be assigned to LESSOR effective as of the last day of the Term in substantially the form attached hereto as Schedule “E”. Amounts due and prepayments under the Assignable Service Contracts shall be prorated between LESSOR and LESSEE as of the close of business on the last day of the Term, it being understood that for purposes of proration, LESSEE shall receive all prepayments and be charged all amounts due under the Assignable Service Contracts through the day prior to the last day of the Term and LESSOR shall receive all prepayments and charged all amounts due under the Assignable Service Contracts as of the last day of the Term and thereafter.

SHORT-TERM LEASE AGREEMENT – Page 42

26.       COMPLETE AGREEMENT.  This Lease contains a complete expression of the agreement between the parties and there are no promises, representations or inducements except such as are herein provided.  This Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representative, successors and assigns.

27.        MISCELLANEOUS.  LESSOR and LESSEE represent and warrant to each other respectively that they have the requisite power and authority to enter into this Lease; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Lease; that the signatories executing this Lease are authorized to do so on behalf of LESSOR and LESSEE; and that this Lease is valid and binding upon and enforceable against LESSOR and LESSEE and their respective successors and assigns. This Lease may be executed in one or more counterparts, each of which are deemed an original for all purposes, and all such counterparts together constitute one and the same instrument.  In making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature.  It is expressly understood and agreed by all parties hereto that executed counterparts of this Lease transmitted by email, or other electronic means shall be effective as originals.

(Signature Page Follows.)

SHORT-TERM LEASE AGREEMENT – Page 43

IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Short-Term Lease Agreement as of the day and year first above written.

LESSOR:

Colonna Brothers, Inc.,
a New Jersey corporation

By:
Name:
Title:

LESSEE:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

SHORT-TERM LEASE AGREEMENT – Page 44

SCHEDULE “A”

SHORT-TERM LEASE AGREEMENT – Page 45

SCHEDULE “B”

LEGAL DESCRIPTION

TRACT I

Being Block 1 of Campus Industrial Park, an addition to the City of Fort Worth, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-49, Page 61 of the Real Property Records of Tarrant County, Texas.

TRACT II

BEING a 5.9500 acre (259,181 square foot) tract of land situated in the Samuel Woody Survey, Abstract No. 1638, City of Fort Worth, Tarrant County, Texas; said tract being that tract of land described in Special Warranty Deed to The Leather Factory, L.P. recorded in Instrument Number D207267563 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows;

BEGINNING at a 5/8” iron rod found in the northeast line of that tract of land described in Deed to Texas Electric Service Company recorded in Volume 2574, Page 545 of the Deed Records of Tarrant County, Texas, said point being the south corner of Block 1 of Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-49, Page 61 of the Plat Records of Tarrant County, Texas;

THENCE North 27°38'01” East, along the southeast line of said Block 1, a distance of 697.28 feet to a 5/8” iron rod found for corner, said point being the west corner of Lot 1, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-92, Page 6 of said Plat Records;

THENCE South 62°20'18” East, along the southwest line of said Lot 1, Block 1, a distance of 329.88 feet to a 5/8” iron rod with cap stamped “KHA” set for corner; said point being in the northeast line of Lot 2, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Instrument Number D223091702 of said Official Public Records;

THENCE South 27°38'01” West, along the said northeast line of Lot 2, Block 1 a distance of 780.11 feet to a 5/8” iron rod found for corner in the north terminus of South Campus Court (a 60-foot wide right-of-way); said point also being the beginning of a non-tangent curve to the left with a radius of 60.00 feet, a central angle of 158°06'00”, and a chord bearing and distance of South 50°41'18” West, 117.82 feet;

THENCE in a southwesterly direction, along the said north terminus of South Campus Court and with said non-tangent curve to the left, an arc distance of 165.56 feet to a 5/8” iron rod with cap stamped “KHA” set for corner in the said northeast line of the Texas Electric Service Company tract;

THENCE North 28°21'56” West, along the said northeast line of the Texas Electric Service Company tract, a distance of 342.26 feet to the POINT OF BEGINNING and containing 259,181 square feet or 5.9500 acres of land, more or less.

SHORT-TERM LEASE AGREEMENT – Page 46

SCHEDULE “C”

RELINQUISHED SPACE

TRUCK COURT
SHED
SHED
EXISTING PARKING LOT
EXISTING PARKING
FENCE

SHORT-TERM LEASE AGREEMENT – Page 47

SCHEDULE “D”:  PROPERTY TO BE LEFT BY LESSEE TO LESSOR

[To be added.]

SHORT-TERM LEASE AGREEMENT – Page 48

SCHEDULE “E”
FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Leather Factory, L.P., a Texas limited partnership (the “Assignor”), with an office and place of business at 1900 SE Loop 820, Fort Worth, TX 76140, hereby assigns, transfers and delegates to Colonna Brothers, Inc., a New Jersey corporation (the “Assignee”), with an office and place of business at ______________, _________, __________, and Assignee hereby assumes and accepts the assignment and delegation, of all of Assignor’s right, title and interest in and to the contracts and agreements described on Exhibit A attached hereto (the “Contracts”) relating to certain real property and located at 1900 SE Loop 820 and 2300 S. Campus Ct., Fort Worth, Texas.

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating before the date of closing and arising out of the Assignor’s obligations under the Contracts.

Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating on or after the date of closing and arising out of the Assignee’s obligations under the Contracts.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[remainder of page intentionally left blank;
signature page immediately follows]

SHORT-TERM LEASE AGREEMENT – Page 49

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this ____ day of ___________________, 2025.

ASSIGNOR:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

ASSIGNEE:

Colonna Brothers, Inc.,
a New Jersey corporation

By:

Name:

Title:

SHORT-TERM LEASE AGREEMENT – Page 50

EXHIBIT 8.4-B
FORM OF RETAIL BUILDING LEASE

SHORT-TERM LEASE AGREEMENT

This Short-Term Lease Agreement (this “Lease”) is made and entered into effective as of the Closing Date (as such term is defined in Section 4 of the PSA (as defined below)) (the “Effective Date”), by and between COLONNA BROTHERS, INC., a New Jersey corporation (“LESSOR”), and THE LEATHER FACTORY, L.P., a Texas limited partnership (“LESSEE”).  “PSA” is defined herein as that certain Purchase and Sale Agreement dated November 26, 2024, entered into by and between LESSEE, as Seller, and LESSOR, as Purchaser, relating to Lessor’s purchase of (among other things) the Building (as hereinafter defined).

1.           RETAIL PREMISES.

(a)       LESSOR hereby leases to LESSEE and LESSEE leases from LESSOR, for the Term (as hereinafter defined) and upon the terms and conditions hereinafter set forth, that certain building containing up to approximately 20,000 square feet of space and outlined in orange in the depiction of the Property (as defined below) attached hereto as Schedule “A”  and incorporated herein for all purposes (the “Building”), such Building being located on the real property having an address of 1900 SE Loop 820, Fort Worth, Texas and being more particularly described on  Schedule “B” attached hereto and incorporated herein for all purposes (the “Property” and together with the Building, the “Retail Premises”), together with the right to use all common areas, adjoining parking areas, driveways, sidewalks, roads, alleys and means of ingress and egress that are a part of or located on the Property. LESSEE acknowledges to LESSOR that LESSEE has inspected the Retail Premises and does acknowledge to LESSOR that (i) LESSEE has previously (i.e., prior to the Term) and continuously occupied the Retail Premises, (ii) the Retail Premises are suitable for LESSEE’s needs, and (iii) LESSEE does accept such Retail Premises in “AS IS, WHERE IS” condition without warranty, expressed or implied, as to the condition or suitability of same by LESSOR.

SHORT-TERM LEASE AGREEMENT – Page 51

(b)        The parties hereto acknowledge and agree that the Retail Premises under this Lease is being used as a transition space for LESSEE until such time LESSEE is able to vacate the Building.

2.           TERM.  The term of this Lease shall commence on the Effective Date and shall continue for the period ending on December 31, 2025 (such period, the “Term”), unless sooner terminated or extended as hereinafter provided. If the Effective Date does not occur on the first (1st) day of a calendar month, then the first month during the Term shall be extended to end on the last day of the first (1st) full calendar month following the Effective Date. LESSEE may extend the initial Term for an additional period of up to six (6) full calendar months by providing written notice of LESSEE’s desire to extend the initial Term no less than thirty (30) days prior to the expiration of the initial Term (such extended Term, the “Renewal Term”).

3.          RENT.  LESSEE shall not be required to pay any base rent for the Retail Premises for the initial Term of this Lease. Except as otherwise expressly provided herein, LESSEE shall pay the NNN Obligations defined below directly to the appropriate party as and when the same become due and payable. Notwithstanding the foregoing, if LESSEE exercises its option to extend the Term pursuant to Section 2 above, on the first day of each month during the Renewal Term, LESSEE shall pay LESSOR as base rent an amount equal to Twenty-Five Thousand and No/100 Dollars ($25,000.00) per month (the “Base Rent”).

SHORT-TERM LEASE AGREEMENT – Page 52

4.          TRIPLE NET LEASE.  This Lease is a “Triple Net Lease” with LESSEE responsible during the Term for paying directly the appropriate parties all costs and expenses (as they become due and payable) incurred with respect to, and associated with the Retail Premises and the business operated by LESSEE thereon and therein, including, without limitation, all real estate taxes (but expressly excluding all of LESSOR’s income taxes, transfer taxes, franchise taxes, and other taxes based on income which are LESSOR’s responsibility to pay), insurance as required by Sections 10  and 12 below, utilities consumed by LESSEE, all fees and assessments of any type required to be paid by LESSEE by parties other than LESSOR as provided herein regardless of whether such fees or assessments relate to use or occupation of the Retail Premises or LESSEE’s business operations thereon, and all maintenance, repairs, and replacements required of LESSEE as provided in Section 7 below (“NNN Obligations” or “NNN Expenses”).  For the avoidance of doubt, the NNN Obligations shall not include the costs of any structural alterations to the Building or any capital improvements to the Property to the extent such costs are LESSOR’s responsibility to pay pursuant to Section 7 below.

5.          EARLY TERMINATION.  The parties hereby acknowledge and agree that LESSEE may terminate this Lease prior to the expiration of the Term at any time and for any reason upon providing LESSOR with not less than ninety (90) days’ advance written notice of LESSEE’s intent to terminate the Lease. In the event LESSEE exercises its right to terminate this Lease prior to the expiration of the Term pursuant to this Section 5, LESSEE shall not be required to pay LESSOR any early termination fee or any other similar penalties, charges, or fees in connection with such early termination of this Lease; provided, that LESSEE shall continue to responsible for all Base Rent, NNN Obligations and other expenses due under this Lease through and including the date of termination.

SHORT-TERM LEASE AGREEMENT – Page 53

6.          USE.  The Retail Premises may be used for general office, showroom, and retail purposes, and ancillary uses related thereto, all substantially as currently conducted on the Effective Date of this Lease, unless the LESSOR shall give LESSEE prior written consent (in LESSOR’s sole and absolute discretion) for an additional and/or different use(s).  LESSEE and its employees, contractors, and customers may use the parking areas on the Property as reasonably contemplated with LESSEE’s use of the Retail Premises.

7.           MAINTENANCE.  LESSEE agrees, at LESSEE’s sole cost and expense, to maintain in good repair all of the interior portions of the Building, provided, however, that LESSEE shall not be responsible for the replacement (as compared to general maintenance) of the heating and air conditioning (“HVAC”) system(s) servicing all or any portion of the Building, such replacement being LESSOR’s responsibility.  The LESSOR shall, at LESSOR’s sole cost and expense, be responsible for the maintenance, repair and replacement of the common areas of and the utility systems servicing the Property, the roof, structural elements of the Building, as well as the replacement of all HVAC and other mechanical, electrical, and plumbing systems servicing all or any portion of the Building. Notwithstanding the foregoing, if any maintenance, repair or replacement is necessitated by an act, omission or the negligence of LESSEE, its agents, employees, invitees or those for whom LESSEE is responsible, such maintenance, repair or replacement shall be promptly performed and completed at the sole cost and expense of LESSEE.

8.          ALTERATIONS, ADDITIONS, OR IMPROVEMENTS.  LESSEE shall not have the right to make any alterations, additions, and improvements to the Retail Premises without the prior written consent of LESSOR. All alterations, additions, and improvements (other than LESSEE’s moveable furniture, trade fixtures, inventory, and equipment) which may be made or installed by either party upon the Retail Premises shall remain upon and be surrendered with the Retail Premises and become the property of LESSOR at the termination of this Lease.

SHORT-TERM LEASE AGREEMENT – Page 54

9.          CASUALTY DAMAGE.

(a)       If the Retail Premises are rendered substantially unfit for LESSEE’s occupancy or use contemplated herein by any casualty or peril insured against in a standard fire and extended coverage insurance policy (such a casualty or peril being hereinafter referred to as an “insurable casualty or peril”) or if the Retail Premises are rendered substantially unfit for LESSEE’s occupancy or use contemplated herein by a casualty or peril that is not insured against by LESSEE’s hazard insurance, either LESSOR or LESSEE may elect to either terminate the Lease effective as of the date of the occurrence of the casualty or peril. If neither party elects to terminate the Lease within thirty (30) days following the occurrence, LESSOR shall repair or replace the Retail Premises at a cost not to exceed the cash funds received by LESSOR as insurance proceeds or otherwise made available for such purpose to LESSEE out of the hazard insurance proceeds, LESSEE hereby agreeing to promptly pay over to LESSOR upon receipt any and all insurance proceeds received by LESSEE for such occurrence allocable to the Building and any other improvements on the Property and not any proceeds allocable to LESSEE’s personal property, furniture, trade fixtures, and equipment on the Property.

(b)       If said insurable casualty or peril occurs on the Retail Premises and the Retail Premises are not thereby rendered substantially unfit for the occupancy or use herein contemplated, LESSOR shall promptly and diligently restore the Retail Premises, at LESSOR’s expense, at a cost not to exceed the cash funds received by LESSOR as insurance proceeds or otherwise made available by LESSEE to LESSOR for such purpose to the LESSOR out of the hazard insurance proceeds, to the condition of the Retail Premises existing prior to the occurrence of the insured casualty or peril, LESSEE hereby agreeing to promptly pay over to LESSOR upon receipt any and all insurance proceeds received by LESSEE for such occurrence allocable to the Retail Premises and any other improvements on the Property

SHORT-TERM LEASE AGREEMENT – Page 55

10.        INSURANCE.

(a)        LESSEE shall at all times during the Term of this Lease maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value. In addition, LESSEE shall, at its own expense, at all times during the Term of this Lease maintain a policy or policies of insurance insuring all of LESSEE’s property at the Retail Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value thereof.  LESSEE accepts responsibility for keeping the Building and all personal property and equipment in the Retail Premises adequately insured.  LESSOR will not be liable to LESSEE, its employees, agents, licensees, invitees or insurers for bodily injury, death or property damage occasioned by the acts or omissions of any other lessee of the Building or of other lessee, agents, employees, licensees, or invitees within the Building. Further, LESSOR will not be liable to LESSEE for any property damage, bodily injury or inconvenience caused by the condition, maintenance, repair or alteration of the Building, or the failure to provide maintenance or repairs, except the extent caused by LESSOR’s material breach of the terms of this Lease or LESSOR’s gross negligence or willful misconduct.  LESSOR shall be named an additional insured and LESSEE shall provide LESSOR with proof of coverage (i.e., a certificate of such insurance and/or a copy(ies) of the applicable policy(ies)) within ten (10) days of receiving a written request for the same from LESSOR.

SHORT-TERM LEASE AGREEMENT – Page 56

11.         INSURANCE HAZARDS.  LESSEE shall not use, or permit the use of, the Retail Premises in any manner that will cause a cancellation of, or an increase in, the existing rates for fire, liability, or other insurance policies insuring the Retail Premises or any improvements on the Retail Premises, or insuring LESSOR for any liability in connection with ownership of the Retail Premises.

12.        LIABILITY INSURANCE; WAIVER OF SUBROGATION.  LESSEE agrees, at LESSEE’s expense, to maintain in force continuously throughout the Term of this Lease and any extension hereof, a commercial liability insurance policy (including blanket contractual liability coverage), which shall cover any claims for bodily injury, death and/or property damage occurring in or resulting from any occurrence in or about the Retail Premises, including injury, death and/or damage caused by the condition of or any defect in the Retail Premises, with limits of not less than $1,000,000 per occurrence and a $2,000,000 yearly aggregate.  LESSOR shall be named an additional insured and LESSEE shall provide LESSOR with proof of coverage within ten (10) days of receiving a written request for the same from LESSOR.

All insurance required and maintained by LESSEE pursuant to this Lease (including Sections 10 and 12) shall be with deductibles of no more than $10,000, with policy limits and with insurers reasonably acceptable to LESSOR.  The amounts of the insurance will not limit LESSEE's liability or relieve LESSEE of any obligation under this Lease. The policies must contain cross-liability endorsements and must insure LESSEE's performance of the indemnity provisions of this Lease. The policies must contain a provision that prohibits cancellation or modification of the policy except upon 30 days' prior written notice to LESSOR.  If LESSEE fails to maintain the policy, LESSOR may elect to maintain the insurance at LESSEE's expense.

SHORT-TERM LEASE AGREEMENT – Page 57

Each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Retail Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), each party agrees to immediately give to each insurance company that has issued an insurance policy to such party written notice of the terms of such mutual waivers, and to cause the policies to be endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

13.        COMPLIANCE WITH LAWS.  LESSEE will promptly comply with all applicable laws, ordinances and regulations of Federal, State, County, Municipal or other lawful authorities pertaining to the use and occupancy of the Retail Premises, except that LESSEE shall not be responsible for any structural alterations to the Building or any other capital improvements to the Property necessary to bring the Retail Premises into compliance with applicable law, including any building or fire codes, unless due to LESSEE’s use of or alterations or improvements to the Retail Premises.  LESSEE shall procure at its sole expense any permits and licenses required for the transaction of business on the Retail Premises.

14.        ASSIGNMENT AND SUBLETTING.  LESSEE shall not have the right to assign or sublease the whole or any part of the Retail Premises other than to an affiliate of LESSEE without the prior written consent of LESSOR, which consent may be withheld in LESSOR’S sole discretion.  No assignment or subletting shall release LESSEE from its obligations hereunder.

SHORT-TERM LEASE AGREEMENT – Page 58

15.        EMINENT DOMAIN.  If all of the Retail Premises is taken under the power of eminent domain or conveyed under threat of condemnation proceedings, or if only a part of such Retail Premises is so taken or conveyed and LESSEE shall determine that the remainder is inadequate or unsatisfactory for its purposes, then, in either event, this Lease shall terminate effective as of the date LESSEE is required to give up the right to occupy or use any part of the Retail Premises.

16.        ATTORNEY’S FEES.  If suit is brought to enforce any covenant of this Lease or for the breach of any covenant or condition herein contained, the parties hereto agree that the losing party shall pay to the prevailing party its reasonable attorneys’ fees and expenses, which shall be fixed by the court, and court costs.

17.        SIGNS.  LESSEE shall not place any signs at, on or about the Retail Premises, without obtaining the prior written consent of LESSOR. For the avoidance of doubt, all existing signage located on or about the Retail Premises as of the Effective Date shall be deemed approved by LESSOR.

18.        DEFAULT.  In the event LESSEE shall fail to perform any of the terms or provisions of this Lease, LESSOR shall promptly so notify LESSEE in writing.  If LESSEE shall fail to cure a failure to pay Base Rent (if applicable), NNN Expenses or any other amount due and owing under this Lease to the appropriate party, and such failure continues for ten (10) days after LESSEE’s receipt of such notice from LESSOR, then LESSOR may terminate this Lease upon written notice to LESSEE, in addition to any and all other rights LESSOR may have hereunder, at law and/or in equity.  If LESSEE shall fail to cure a failure to perform an obligation or covenant under this Lease other than to pay Base Rent, NNN Expenses or any other amount due and owing under this Lease, and such failure continues for thirty (30) days after LESSEE’s receipt of such notice from LESSOR, then LESSOR may cure such failure and such expense shall be due and payable by LESSEE within ten (10) days of LESSEE receiving written demand for payment and LESSOR may terminate this Lease upon written notice to LESSEE, in addition to any and all other rights LESSOR may have hereunder, at law and/or in equity.

SHORT-TERM LEASE AGREEMENT – Page 59

19.         QUIET ENJOYMENT.  LESSEE, upon performing the covenants and agreements of this Lease, shall have quiet possession of the Retail Premises during the Term thereof.

20.        HOLD HARMLESS.  LESSOR shall not be liable to LESSEE or LESSEE’s employees, patrons, or visitors for any damage to person or property caused by any action, omission or negligence of LESSEE, its servants or employees, and LESSEE agrees to indemnify and hold LESSOR harmless from all claims for any such damage, except claims arising out of LESSOR’s negligence or misconduct. LESSEE shall not be liable to LESSOR or LESSOR’s employees, patrons, or visitors for any damage to person or property caused by LESSOR’s material breach of the terms of this Lease or the negligence or misconduct of LESSOR, its servants or employees and LESSOR agrees to hold LESSEE harmless from all claims for any such damage, except claims arising out of LESSEE’s (or its agents’ or employees’) acts or omissions (including negligence or willful misconduct).

21.       SUBORDINATION.  LESSEE hereby agrees that its leasehold interest hereunder is subordinate to any mortgages now on, or hereafter to be placed on, the Retail Premises leased hereunder. This subordination shall be self-operative and no further instrument or certificate of subordination shall be required by LESSEE.

SHORT-TERM LEASE AGREEMENT – Page 60

22.       NOTICES. All notices, requests, approvals, consents, and other communications required or permitted hereunder (“Notices”) must be in writing and are effective: (a) on the business day sent, if sent by e-mail, and the sender receives evidence of sending, via copy of the message in its “sent” file or other similar electronic storage; and (b) on the date received or rejected if deposited with a nationally recognized overnight courier service. In each instance, the Notice must be addressed to LESSOR or LESSEE, as the case may be, at the following addresses:

LESSEE:

The Leather Factory, L.P.
1900 SE Loop 820
Fort Worth, Texas 76140
Attention: General Counsel
Email:              daniel.ross@tandyleather.com        and
leaseadmin@tandyleather.com

With a copy to:

Bourland, Wall & Wenzel, P.C.
301 Commerce Street, Suite 2500
Fort Worth, Texas 76102-4125
Attention: Sadie Harrison-Fincher, Esq.
Email: sharrisonfincher@bwwlaw.com

LESSOR:

Colonna Brothers, Inc.
4102 Bergen Turnpike
North Bergen, New Jersey  07047-2510
Attention: Dylan Tighe, Chief Operating Officer
Email: dylantighe@colonnabrothers.com

SHORT-TERM LEASE AGREEMENT – Page 61

With a copy to:

Fox Rothschild LLP
Saint Ann Court
2501 N. Harwood Street, Suite 1800
Dallas, Texas  75201
Attention: Christopher I. Clark, Esq.
Email: ciclark@foxrothschild.com

23.        RELOCATION.

LESSOR shall have no right to relocate LESSEE from the Retail Premises at any time during the Term of this Lease.

24.        HOLDING OVER

In the event of holding over by LESSEE in any portion of the Retail Premises after the expiration or termination of this Lease, such continued occupancy of the Retail Premises by LESSEE shall be a tenancy at sufferance and shall be subject to all of the terms and provisions of this Lease, except that LESSEE shall pay LESSOR 150% of the Base Rent amount that would have been payable by LESSEE had the holdover period been a part of the original Term of this Lease on the first day of each month during the period of such holdover, plus 100% of all additional rents and other sums owed by LESSEE to LESSOR pursuant to the terms hereof. Additionally LESSEE shall be liable to LESSOR for any damage caused to LESSOR by such holdover.  LESSEE agrees to vacate and deliver the Retail Premises to LESSOR upon LESSEE’s receipt of notice from LESSOR to vacate following the expiration or termination of the Lease. The rent payable during the holdover period shall be payable to LESSOR on demand. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this Lease except as otherwise expressly provided.

SHORT-TERM LEASE AGREEMENT – Page 62

25.        SERVICE CONTRACTS. The parties hereby acknowledge and agree that, prior to the Effective Date, LESSEE occupied the Property as the owner of such Property and entered into certain maintenance, service, and other like contracts and agreements in connection with LESSEE’s occupancy, use, and ownership of the Property (collectively, the “Service Contracts”). LESSEE may cause any or all such Service Contracts to continue in full force and effect during the Term of this Lease. Upon the earlier expiration or termination of this Lease, LESSEE shall deliver to LESSOR written notices to vendors under all Service Contracts terminating such Service Contracts; provided, however, that any Service Contracts that LESSOR notifies LESSEE in writing no later than fifteen (15) days prior to the expiration of Term of this Lease that LESSOR elects assume and are assignable at no cost to LESSEE (such Service Contracts, the “Assignable Service Contracts”) shall be assigned to LESSOR effective as of the last day of the Term in substantially the form attached hereto as Schedule “C”. Amounts due and prepayments under the Assignable Service Contracts shall be prorated between LESSOR and LESSEE as of the close of business on the last day of the Term, it being understood that for purposes of proration, LESSEE shall receive all prepayments and be charged all amounts due under the Assignable Service Contracts through the day prior to the last day of the Term and LESSOR shall receive all prepayments and charged all amounts due under the Assignable Service Contracts as of the last day of the Term and thereafter.

26.       COMPLETE AGREEMENT.  This Lease contains a complete expression of the agreement between the parties and there are no promises, representations or inducements except such as are herein provided.  This Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representative, successors and assigns.

SHORT-TERM LEASE AGREEMENT – Page 63

27.        MISCELLANEOUS.  LESSOR and LESSEE represent and warrant to each other respectively that they have the requisite power and authority to enter into this Lease; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Lease; that the signatories executing this Lease are authorized to do so on behalf of LESSOR and LESSEE; and that this Lease is valid and binding upon and enforceable against LESSOR and LESSEE and their respective successors and assigns. This Lease may be executed in one or more counterparts, each of which are deemed an original for all purposes, and all such counterparts together constitute one and the same instrument.  In making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature.  It is expressly understood and agreed by all parties hereto that executed counterparts of this Lease transmitted by email, or other electronic means shall be effective as originals.

(Signature Page Follows.)

SHORT-TERM LEASE AGREEMENT – Page 64

IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Short-Term Lease Agreement as of the day and year first above written.

LESSOR:

Colonna Brothers, Inc.,
a New Jersey corporation

By:
Name:
Title:

LESSEE:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

SHORT-TERM LEASE AGREEMENT – Page 65

SCHEDULE “A”
DEPICTION OF THE PROPERTY

SCHEDULE “B”
LEGAL DESCRIPTION

TRACT I

Being Block 1 of Campus Industrial Park, an addition to the City of Fort Worth, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-49, Page 61 of the Real Property Records of Tarrant County, Texas.

TRACT II

BEING a 5.9500 acre (259,181 square foot) tract of land situated in the Samuel Woody Survey, Abstract No. 1638, City of Fort Worth, Tarrant County, Texas; said tract being that tract of land described in Special Warranty Deed to The Leather Factory, L.P. recorded in Instrument Number D207267563 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows;

BEGINNING at a 5/8” iron rod found in the northeast line of that tract of land described in Deed to Texas Electric Service Company recorded in Volume 2574, Page 545 of the Deed Records of Tarrant County, Texas, said point being the south corner of Block 1 of Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-49, Page 61 of the Plat Records of Tarrant County, Texas;

THENCE North 27°38'01” East, along the southeast line of said Block 1, a distance of 697.28 feet to a 5/8” iron rod found for corner, said point being the west corner of Lot 1, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Volume 388-92, Page 6 of said Plat Records;

THENCE South 62°20'18” East, along the southwest line of said Lot 1, Block 1, a distance of 329.88 feet to a 5/8” iron rod with cap stamped “KHA” set for corner; said point being in the northeast line of Lot 2, Block 1, Campus Industrial Park, an addition to the City of Fort Worth according to the plat recorded in Instrument Number D223091702 of said Official Public Records;

THENCE South 27°38'01” West, along the said northeast line of Lot 2, Block 1 a distance of 780.11 feet to a 5/8” iron rod found for corner in the north terminus of South Campus Court (a 60-foot wide right-of-way); said point also being the beginning of a non-tangent curve to the left with a radius of 60.00 feet, a central angle of 158°06'00”, and a chord bearing and distance of South 50°41'18” West, 117.82 feet;

THENCE in a southwesterly direction, along the said north terminus of South Campus Court and with said non-tangent curve to the left, an arc distance of 165.56 feet to a 5/8” iron rod with cap stamped “KHA” set for corner in the said northeast line of the Texas Electric Service Company tract;

THENCE North 28°21'56” West, along the said northeast line of the Texas Electric Service Company tract, a distance of 342.26 feet to the POINT OF BEGINNING and containing 259,181 square feet or 5.9500 acres of land, more or less.

SCHEDULE “C”
FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Leather Factory, L.P., a Texas limited partnership (the “Assignor”), with an office and place of business at 1900 SE Loop 820, Fort Worth, TX 76140, hereby assigns, transfers and delegates to Colonna Brothers, Inc., a New Jersey corporation (the “Assignee”), with an office and place of business at ______________, _________, __________, and Assignee hereby assumes and accepts the assignment and delegation, of all of Assignor’s right, title and interest in and to the contracts and agreements described on Exhibit A attached hereto (the “Contracts”) relating to certain real property and located at 1900 SE Loop 820 and 2300 S. Campus Ct., Fort Worth, Texas.

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating before the date of closing and arising out of the Assignor’s obligations under the Contracts.

Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating on or after the date of closing and arising out of the Assignee’s obligations under the Contracts.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[remainder of page intentionally left blank;
signature page immediately follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this ____ day of ___________________, 2025.

ASSIGNOR:

The Leather Factory, L.P.,
a Texas limited partnership

By:	The Leather Factory Inc.,
a Nevada corporation,
its General Partner

By:

Name:

Title:

ASSIGNEE:

Colonna Brothers, Inc.,
a New Jersey corporation

By:

Name:

Title:

SCHEDULE 1
PERSONAL PROPERTY INVENTORY

[To be attached by Seller at Closing.]